As Filed with the Securities and Exchange Commission on April 17, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
VERICHIP CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	06-1637809
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
(561) 805-8008
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
William J. Caragol
Acting Chief Financial Officer
VeriChip Corporation
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
Phone: (561) 805-8008
Fax: (561) 805-8001
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies of all correspondence to:
Tammy Knight, Esq.
Holland & Knight LLP
One East Broward Boulevard, Suite 1300
Fort Lauderdale, Florida 33301
Phone: (954) 525-1000
Fax: (954) 463-2030
From time to time after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum	Amount of
Securities to be	Amount to be	Offering Price per	Aggregate Offering	Registration
Registered	Registered (1) (2)	Unit (3)	Price (3)	Fee (3)
Common Stock, $.01 par value	859,599	$0.46	$395,416	$22.06

(1)	Represents 859,599 shares of the registrant’s common stock that were issued under the terms of a settlement agreement with the selling security holders.

(2)	Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(3)	Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the proposed offering price and registration fee were calculated on the basis of the average of the high ($0.49) and low ($0.43) trading prices for the common stock on April 14, 2009, as reported on the Nasdaq Global Market.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 17, 2009
VERICHIP CORPORATION
859,599
Shares of
Common Stock
     This prospectus relates to the resale from time to time of a total of up to 859,599 shares of our common stock, par value $.01 per share, by the selling stockholders described in the section entitled “Selling Security Holders,” which were issued under the terms of a settlement agreement with the selling security holders. For more information, see “Selling Security Holders” beginning on page 9 of this prospectus.
     The selling stockholders may offer and sell any of the shares of common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section entitled “Plan of Distribution” beginning on page 11 of this prospectus. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. We will pay all expenses incurred in effecting the registration statement of which this prospectus constitutes a part.
     Our shares of common stock are listed on the Nasdaq Global Market under the symbol “CHIP.” On April 15, 2009, the last reported sale price of our common stock was $0.47 per share.
     Our principal executive offices are located at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, and our telephone number is (561) 805-8008.
     INVESTING IN THESE SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS BEFORE PURCHASING THE COMMON STOCK.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is                , 2009.

SUMMARY
     This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the “Risk Factors” beginning on page 4, and the consolidated financial statements and the notes to those financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on February 12, 2009, before making an investment decision. Unless the context otherwise requires in this prospectus, the terms “we,” “us” and “our” refer to VeriChip Corporation.
VERICHIP CORPORATION
Our Business
     We have historically developed, marketed and sold radio frequency identification, or RFID, systems used for the identification of people in the healthcare market. We are currently evaluating on our options, including the development of the glucose sensing microchip in our VeriMed Health Link division, options related to our VeriGreen Energy division, and the evaluation of other strategic opportunities.
     As a result of our sale of Xmark Corporation, or Xmark, our wholly-owned Canadian subsidiary, our only remaining business is our VeriMed Health Link system, which uses an implantable passive RFID microchip that is used in patient identification applications. Each implantable microchip contains a unique verification number that is read when it is scanned by our scanner. In October 2004, the U.S. Food and Drug Administration, or FDA, cleared our VeriMed Health Link system for use in medical applications in the United States. As of April 15, 2009, we have generated nominal revenue from sales of our Health Link system. The key components of the Health Link system are a passive microchip, which is approximately the size of a grain of rice, a fixed location or a wireless handheld scanner used to read the 16-digit identification number contained on the microchip, and a secure, web-enabled database containing a patients’ personal health record. To complement our healthcare division, we established a new subsidiary, VeriGreen Energy Corporation, in March 2009 to focus and invest in the clean and alternative energy sector.
The Company
     We were formed as a Delaware corporation by Digital Angel Corporation in November 2001. In January 2002, we began our efforts to create a market for RFID systems that utilize our human implantable microchip. On February 14, 2007, we completed our initial public offering in which we sold 3,100,000 shares of our common stock at $6.50 per share.
     On July 18, 2008, we completed the sale of all of the outstanding capital stock of Xmark, which was principally all of our operations, to Stanley Canada Corporation, a wholly-owned subsidiary of The Stanley Works. The sale transaction was closed for $47.9 million in cash, which consisted of the $45 million purchase price plus a balance sheet adjustment of approximately $2.9 million. Under the terms of the stock purchase agreement, $4.5 million of the proceeds will be held in escrow for a period of 12 months to provide for indemnification obligations under the stock purchase agreement, if any. As a result, we recorded a gain on the sale of Xmark of $6.2 million, with $4.5 million of that gain deferred until the escrow is settled. The financial position, results of operations and cash flows of Xmark have been reclassified as discontinued operations in 2008 and 2007.
     Following the completion of the sale of Xmark to Stanley Canada, we retired all of our outstanding debt for a combined payment of $13.5 million and settled all contractual payments to Xmark’s and our officers and management for $9.1 million. On August 28, 2008, we paid a special dividend to stockholders’ of $15.8 million.
     On November 12, 2008, we entered into an Asset Purchase Agreement, or APA, with Digital Angel Corporation and Destron Fearing Corporation, a wholly-owned subsidiary of Digital Angel Corporation, which collectively are referred to as “Digital Angel”. The terms of the APA included the sale to us of patents related to an embedded bio-sensor system for use in humans, and the assignment of any rights of Digital Angel under a development agreement associated with the development of an implantable glucose sensing microchip. We also received covenants from Digital Angel and Destron Fearing that will permit the use of intellectual property of Digital Angel related to our VeriMed Health Link business without payment of ongoing royalties, as well as inventory and a limited period of technology support by Digital Angel for $500 thousand. Management determined that the value paid was entirely attributable to the glucose sensing microchip. As such the entire purchase price was recorded as an expense as of December 31, 2008.
     Also pursuant to the APA, on November 12, 2008, the parties terminated the letter agreement between Digital Angel and us, dated May 15, 2008, except for certain provisions relating to indemnification in connection with the stock purchase agreement with The Stanley Works. Additionally, the amended and restated supply agreement between Digital Angel and us, dated December 27, 2005, was terminated, except that product warranties continue to apply to products sold to us under that agreement subject to certain limitations, and the indemnification provisions survive through March 4, 2013 for claims associated with the products purchased under the amended and restated supply agreement.

     On November 12, 2008, Digital Angel sold the 5,355,556 shares of our common stock that it owned to R & R Consulting Partners, LLC, an entity owned and controlled by Scott R. Silverman, in a private transaction. Digital Angel owned these shares of VeriChip prior to VeriChip’s initial public offering in February 2007 and therefore these shares were not registered in connection with the initial public offering. As a result of the transaction, R & R Consulting Partners, LLC and Mr. Silverman owned 53% of our outstanding common stock, and Mr. Silverman was re-appointed as chairman of our board effective November 12, 2008.
     On November 14, 2008, we purchased from Digital Angel the remaining inventory owned by Digital Angel related to our VeriMed Health Link business for $161 thousand which were written off to cost of sales.
     On November 12, 2008, we also announced our intention to continue to explore potential strategic transactions with third parties, while continuing to develop our VeriMed Health Link business.
     In March 2009, after several months of examining a variety of opportunities in the energy sector, we established a new subsidiary, VeriGreen Energy Corporation. Following the enactment of the American Recovery and Reinvestment Act of 2009, which will invest nearly $79 billion in renewable energy, energy efficiency and green transportation, we intend to invest in clean and alternative energy businesses to complement our existing healthcare initiatives.
     Our principal executive offices are located at VeriChip Corporation, 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, and our telephone number is (561) 805-8008.

The Offering

Common stock offered by the selling security holders	859,599 shares (1)

Common stock outstanding after this offering	14,110,179 (2) shares as of April 15, 2009

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling security holders listed in this prospectus under “Selling Security Holders.”

Market price of common stock	On April 15, 2009, the last reported sale price of our common stock was $0.47 per share.

Risk factors	See “Risk Factors,” beginning on page 4, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Market symbol	CHIP

(1)	An aggregate of 859,599 shares of our common stock, par value $.01 per share, that were issued under the terms of a settlement agreement with the selling security holders, as described in the section entitled “Selling Security Holders” beginning on page 9 of this prospectus.

(2)	Based on the number of shares outstanding as of April 15, 2009. As of April 15, 2009, we had (i) no outstanding warrants to purchase shares of our common stock and (ii) options outstanding to purchase 1,004,295 shares of our common stock, of which 817,627 are currently exercisable at a weighted average exercise price of $6.39 per share.

RISK FACTORS
     An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement and our filings with the SEC and incorporated by reference in this prospectus, such as the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 on file with the SEC, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline, and you might lose all or part of your investment.
Risks Occasioned by the Xmark Transaction
We will be unable to compete with Xmark’s business for four years from the date of closing.
     We have agreed that, for a period of four years after the closing of the Xmark Transaction, or July 2012, we will not (i) directly or indirectly participate with, control or own an interest in any entity that is engaged in the business of manufacturing, selling, financing, supplying, marketing or distributing infant security systems, wander prevention systems, asset/personnel and identification systems, and vibration monitoring instruments anywhere in the world or (ii) solicit, induce, encourage or attempt to persuade any employee of Xmark to terminate his or her employment relationship with Xmark, or offer to hire any Xmark employee. Our remaining business, the VeriMed Health Link business, is not deemed to compete with Xmark’s business. However, the non-compete provisions will restrict our ability to engage in any business that competes with Xmark’s business until July 2012.
We will continue to incur the expenses of complying with public company reporting requirements.
     We have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, which includes the filing with the SEC of periodic reports, proxy statements and other documents relating to our business, financial conditions and other matters, even though compliance with such reporting requirements is economically burdensome.
Risks Related to Our VeriMed Health Link Business Which Utilizes the Implantable Microchip
We may never achieve market acceptance or significant sales of this system.
     Through April 15, 2009, we had generated nominal revenue from sales of the microchip inserter kits. We may never achieve market acceptance or more than nominal or modest sales of this system.
     We attribute the modest number of people who, through April 15, 2009, have undergone the microchip implant procedure to the following factors:
•	Many people who fit the profile for which the VeriMed Health Link system was designed may not be willing to have a microchip implanted in their upper right arm.

•	Physicians may be reluctant to discuss the implant procedure with their patients until a greater number of hospital emergency rooms have adopted the VeriMed Health Link system as part of their standard protocol.

•	Physicians may be reluctant to discuss the implant procedure with their patients because of the cost to their patients.

•	The media has from time to time reported, and may continue to report, on the VeriMed Health Link system in an unfavorable and, on occasion, an inaccurate manner. For example, there have been articles published asserting, despite at least one study to the contrary, that the implanted microchip is not magnetic resonance imaging, or MRI, compatible. There have also been articles published asserting, despite numerous studies to the contrary, that the implanted microchip causes malignant tumor formation in laboratory animals.

•	Privacy concerns may influence individuals to refrain from undergoing the implant procedure or dissuade physicians from recommending the VeriMed Health Link system to their patients. Misperceptions that a microchip-implanted person can be “tracked” and that the microchip itself contains a person’s basic information, such as name, contact information, and personal health records, may contribute to such concerns.

•	Misperceptions and/or negative publicity may prompt legislative or administrative efforts by politicians or groups opposed to the development and use of human-implantable RFID microchips. In 2007 and 2008, a number of states introduced, and at least four states (Wisconsin, California, Oklahoma and North Dakota) have enacted, legislation that would prohibit any requirement that an individual undergo a microchip-implant procedure. While we support all pending and enacted legislation that would preclude anything other than voluntary implantation, legislative bodies or government agencies may determine to go further, and their actions may have the effect, directly or indirectly, of delaying, limiting or preventing the use of human-implantable RFID microchips or the sale, manufacture or use of RFID systems utilizing such microchips.

•	At present, the cost of the microchip implant procedure is not covered by Medicare, Medicaid or private health insurance.

•	At present, no studies to assess the impact of the VeriMed Health Link system on the quality of emergency department care have been completed and publicly released.
     We do not expect to generate more than nominal revenue from our VeriMed Health Link business over the next 12 to 18 months, and we cannot assure you that our VeriMed Health Link business will achieve profitability in the near term. Our VeriMed Health Link business generated gross sales of $76,000 in 2007 and $43,000 in 2008. We are currently evaluating on our options, including the development of the glucose sensing microchip in our VeriMed Health Link division, options related to our VeriGreen Energy division, and the evaluation of other strategic opportunities. However, there can be no assurance that we will be able to successfully implement such options or strategic alternatives.
We believe that sales of our implantable microchip, and the extent to which our VeriMed Health Link system achieves market acceptance, will depend, in part, on the availability of insurance reimbursement from third-party payers, including federal and state governments under programs, such as Medicare and Medicaid, and private insurance plans. Insurers may not determine to cover the cost of the implant procedure, or it may take a considerable period of time for this to occur.
     We believe that sales of our implantable microchip, and the extent to which our VeriMed Health Link system achieves market acceptance, will depend, in part, on the availability of insurance reimbursement from third-party payers, including federal and state government programs, such as Medicare and Medicaid, private health insurers, managed care organizations and other healthcare providers. Both governmental and private third-party payers are increasingly challenging the coverage and prices of medical products and services, and require proven efficacy and cost effectiveness for reimbursement. If patients undergoing the microchip implant procedure, or health institutions and doctors using the VeriMed Health Link system, are not able to obtain adequate reimbursement for the cost of using these products and services, they may forego or reduce their use. While we are in the process of facilitating and, in one case, funding clinical studies that may demonstrate the efficacy of the VeriMed Health Link system, which we believe will make it more likely that government and private insurers will cover the cost of the microchip implant process, it may take a considerable period of time for this to occur, if, in fact, it does occur. If government and private insurers do not determine to reimburse the cost of the implant process, we would not expect to realize the anticipated level of future sales of our implantable microchip and the database subscription fees.
Implantation of our implantable microchip may be found to cause risks to a person’s health, which could adversely affect sales of our systems which incorporate the implantable microchip.
     The implantation of our implantable microchip may be found, or be perceived, to cause risks to a person’s health. Potential or perceived risks include adverse tissue reactions, migration of the microchip and infection from implantation. There have been articles published asserting, despite numerous studies to the contrary, that the implanted microchip causes malignant tumor formation in laboratory animals. As more people are implanted with our implantable microchip, it is possible that these and other risks to health will manifest themselves. Actual or perceived risks to a person’s health associated with the microchip implantation process could constrain our sales of the VeriMed Health Link system or result in costly and expensive litigation. Further, the potential resultant negative publicity could damage our business reputation, leading to loss in sales of our other systems targeted at the healthcare market which would harm our business and negatively affect our prospects.
If we are required to effect a recall of our implantable microchip, our reputation could be materially and adversely affected and the cost of any such recall could be substantial, which could adversely affect our results of operations and financial condition.
     From time to time, implanted devices have become subject to recall due to safety, efficacy, product failures or other concerns. To date, we have not had to recall any of our implantable microchips. However, if, in the future, we are required to effect such a recall, the cost of the recall, and the likely related loss of system sales, could be substantial and could materially and adversely affect our results of operations and financial condition. In addition, any such recall could materially adversely affect our reputation and our ability to sell our systems that make use of the implantable microchip which would harm our business and negatively affect our prospects.

Interruptions in access to, or the hacking into, our VeriMed Health Link patient information database may have a negative impact on our revenue, damage our reputation and expose us to litigation.
     Reliable access to the VeriMed Health Link patient information database is a key component of the functionality of our VeriMed Health Link system. Our ability to provide uninterrupted access to the database, whether operated by us or one or more third parties with whom we contract, will depend on the efficient and uninterrupted operation of the computer and communications systems involved. Although certain elements of technological, power, communications, personnel and site redundancy are maintained, the database may not be fully redundant. Further, the database may not function properly if certain necessary third-party systems fail, or if some other unforeseen act or natural disaster should occur. In the past, we have experienced short periods during which the database was inaccessible as a result of development work, system maintenance and power outages. Any disruption of the database services, computer systems or communications networks, or those of third parties that we rely on, could result in the inability of users to access the database for an indeterminate period of time. This, in turn, could cause us to lose the confidence of the healthcare community and persons who have undergone the microchip implant procedure, resulting in a loss of revenue and possible litigation.
     In addition, if the firewall software protecting the information contained in our database fails or someone is successful in hacking into the database, we could face damage to our business reputation and litigation.
Regulation of products and services that collect personally-identifiable information or otherwise monitor an individual’s activities may make the provision of our services more difficult or expensive and could jeopardize our growth prospects.
     Certain technologies that we currently, or may in the future, support are capable of collecting personally-identifiable information. A growing body of laws designed to protect the privacy of personally-identifiable information, as well as to protect against its misuse, and the judicial interpretations of such laws, may adversely affect the growth of our business. In the U.S., these laws include the Health Insurance Portability and Accountability Act, or HIPAA, the Federal Trade Commission Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, and the Gramm-Leach-Bliley Act, as well as various state laws and related regulations. Although we are not a covered entity under HIPAA, we have entered into agreements with certain covered entities in which we are considered to be a “business associate” under HIPAA. As a business associate, we are required to implement policies, procedures and reasonable and appropriate security measures to protect individually identifiable health information we receive from covered entities. Our failure to protect health information received from customers could subject us to liability and adverse publicity, and could harm our business and impair our ability to attract new customers.
     In addition, certain governmental agencies, like the U.S. Department of Health and Human Services and the Federal Trade Commission, have the authority to protect against the misuse of consumer information by targeting companies that collect, disseminate or maintain personal information in an unfair or deceptive manner. We are also subject to the laws of those foreign jurisdictions in which we operate, some of which currently have more protective privacy laws. If we fail to comply with applicable regulations in this area, our business and prospects could be harmed.
     Certain regulatory approvals generally must be obtained from the governments of the countries in which our foreign distributors sell our systems. However, any such approval may be subject to significant delays or may not be obtained. Any actions by regulatory agencies could materially and adversely affect our growth plans and the success of our business.
If we fail to comply with anti-kickback and false claims laws, we could be subject to costly and time-consuming litigation and possible fines or other penalties.
     We are, or may become subject to, various federal and state laws designed to address healthcare fraud and abuse, including anti-kickback laws and false claims laws. The federal anti-kickback statute prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for referring items or services payable by Medicare, Medicaid or any other federally-funded healthcare program. This statute also prohibits remuneration in return for purchasing, leasing or ordering or arranging, or recommending the purchasing, leasing or ordering, of items or services payable by Medicare, Medicaid or any other federally-funded healthcare program. The anti-kickback laws of various states apply more broadly to prohibit remuneration in return for referrals of business payable by payers other than federal healthcare programs.
     False claims laws prohibit anyone from knowingly presenting, or causing to be presented, for payment to third-party payers, including Medicare and Medicaid, which currently do not provide reimbursement for our microchip implant procedure, claims for reimbursed drugs or services that are false or fraudulent, claims for items or services not provided as claimed, or claims for medically unnecessary items or services. Our activities relating to the reporting of wholesale or estimated retail prices of our VeriMed Health Link system, the reporting of Medicaid rebate information, and other information affecting federal, state and third-party payment for the VeriMed Health Link system, if such payment becomes available, will be subject to scrutiny under these laws.

     The anti-kickback statute and other fraud and abuse laws are very broad in scope, and many of their provisions have not been uniformly or definitively interpreted by existing case law or regulations. Violations of the anti-kickback statute and other fraud and abuse laws may be punishable by criminal and/or civil sanctions, including fines and civil monetary penalties, as well as the possibility of exclusion from federal healthcare programs, including Medicare and Medicaid, which currently do not provide reimbursement for our microchip implant procedure. We have not been challenged by a governmental authority under any of these laws and believe that our operations are in compliance with such laws. However, because of the far-reaching nature of these laws, we may be required to alter one or more of our practices to be in compliance with these laws. Healthcare fraud and abuse regulations are complex and even minor, inadvertent irregularities in submissions can potentially give rise to claims that the statute has been violated. If we are found to have violated these laws, or are charged with violating them, our business, financial condition and results of operations could suffer, and our management team could be required to dedicate significant time and resources addressing the actual or alleged violations.
If we are found liable in lawsuits that have been brought against us or if we are found liable in other litigation to which we may become subject in the future, we may be forced to pay substantial damages, which could have a material adverse effect on our business.
     We are currently involved in a few legal proceedings. We have accrued our estimate of the probable costs for the resolution of these claims. It is possible, however, that future results of operations for any particular quarterly or annual period could be materially affected by changes in these estimates. If we are unsuccessful in the defense against any of the legal proceedings, we may be forced to pay substantial damages, which could have a material adverse effect on our business.
We have failed to meet all applicable Nasdaq Stock Market requirements. As a result, our stock could be delisted by the Nasdaq Stock Market. If delisting occurs, it would adversely affect the market liquidity of our common stock and harm our businesses.
     On October 21, 2008, we received a letter from Nasdaq indicating that we are not in compliance with the Nasdaq’s requirements for continued listing because, for the 30 consecutive business days prior to October 16, 2008, the bid price of our common stock closed below the minimum $1.00 per share price requirement for continued listing under Nasdaq Marketplace Rule 4450(a) (the “Rule”) and, our common stock had not maintained a minimum market value of publicly held shares (“MVPHS”) of $5 million as required for continued inclusion by the Rule. On November 17, 2008, we received a notice from Nasdaq indicating that our stockholders’ equity at September 30, 2008 was less than the $10 million in stockholders’ equity required for continued listing on The Nasdaq Global Market under Marketplace Rule 4450(a)(3). In its notice, Nasdaq requested that we provide our plan to achieve and sustain compliance with the continued listing requirements of The Nasdaq Global Market, including the minimum stockholders’ equity requirement, before December 2, 2008, which we complied with. On February 27, 2009, we filed an application to transfer the listing of our common stock from the Nasdaq Global Market to the Nasdaq Capital Market.
     On March 5, 2009, we received a notice from Nasdaq indicating that we had not evidenced compliance with the $10 million in stockholders’ equity requirement for continued listing on the Nasdaq Global Market under Marketplace Rule 4450(a)(3), and that we do not currently meet the requirements for continued listing on The Nasdaq Capital Market because our stockholders’ equity at December 31, 2008 of $2.4 million is below the $2.5 million requirement under Marketplace Rule 4310(c)(3). As a result, our securities are subject to delisting. We appealed the Nasdaq staff’s determination and requested an oral hearing before a Nasdaq Listing Qualifications Panel, which temporarily stayed the delisting of our common stock. Our hearing is scheduled for April 23, 2009. When that hearing takes place, we intend to seek a transfer of our listing to the Nasdaq Capital Market, based on the $4.5 million deferred gain on our balance sheet resulting from our sale of Xmark in July 2008.
     Given the current market conditions, Nasdaq suspended enforcement of the bid price and market value of publicly held shares requirements for all companies listed on Nasdaq through and including Sunday, July 19, 2009. Following the reinstatement of these rules, and in accordance with Marketplace Rule 4450(e)(2), we have 180 calendar days from Monday, July 20, 2009, or until January 16, 2010, to regain compliance with the bid price requirement. Following the reinstatement of these rules, and in accordance with Marketplace Rule 4450(e)(1), we have 90 calendar days from July 20, 2009, or until October 18, 2009, to regain compliance with the market value requirements.
     If, at anytime before January 16, 2010, including during the suspension period, the bid price of our common stock closes at $1.00 per share or more for a minimum of ten (10) consecutive business days, the Nasdaq staff will provide written notification that we have achieved compliance with the Rule. However, if we do not regain compliance with the Rule by January 16, 2010, the Nasdaq staff will provide written notification that our securities will be delisted. At that time, we may appeal the Nasdaq staff’s determination to delist our securities to a Listing Qualifications Panel.
     If, at anytime before October 18, 2009, the MVPHS of our common stock is $5,000,000 or greater for a minimum of ten (10) consecutive trading days, the Nasdaq staff will provide written notification that we comply with the Rule. If compliance with the Rule cannot be demonstrated by October 18, 2009, the Nasdaq staff will provide written notification that our securities will be delisted. At that time, we may appeal the Nasdaq staff’s determination to a Listing Qualifications Panel.

     If our common stock is delisted from the Nasdaq Stock Market, trading of our common stock most likely will be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities, such as the Pink Sheets or the OTC Bulletin Board. Delisting would adversely affect the market liquidity of our common stock and harm our business. Such delisting could also adversely affect our ability to obtain financing for the continuation of our operations and could result in the loss of confidence by investors, suppliers and employees.
Risks Related to the Establishment of our New Subsidiary, VeriGreen Energy Corporation
We intend to develop a renewable energy business, a line of business in which we have limited experience, from which we may never recover our investment or realize a profit.
     In March 2009, after several months of examining a variety of opportunities in the energy sector, we established a new subsidiary, VeriGreen Energy Corporation. Following the enactment of the American Recovery and Reinvestment Act of 2009, which will invest nearly $79 billion in renewable energy, energy efficiency and green transportation, we intend to invest in clean and alternative energy businesses to complement our existing healthcare initiatives.
     We have limited experience in the renewable energy sector. In addition to our capital investment, our management’s focus will also be directed towards this new business. We are presently, and will likely continue to be for some time, able to rely only upon our current management and directors for assistance in executing our business plan. While these individuals are highly experienced in business generally they have limited experience in the renewable energy industry. This lack of experience may hinder our ability to fully implement our business plan in a timely and cost efficient manner, which, in turn, may adversely affect our potential success and profitability. There can be no assurance that we will recover our investment in this new business, that we will realize a profit from this new business or that diverting our management’s attention to this new business will not have an adverse effect on our existing VeriMed Health Link business, any of which results may have an adverse effect on our results of operations, financial condition and prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
     This prospectus and some of the documents incorporated in this prospectus by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts, including statements regarding the prospects of our industry and our prospects, plans, financial position, anticipated product offerings, and business strategy constitute forward-looking statements. These statements are subject to many important factors that could cause actual results to differ materially from those projected in the forward-looking statements. Among these factors are those included in this prospectus under the heading “Risk Factors” and those which are discussed in our most recently filed Annual Report on Form 10-K, under the heading “Risk Factors” and elsewhere, which is incorporated by reference in this prospectus. All forward-looking statements included in this prospectus and the documents we incorporate by reference are made only as of the date of this prospectus, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified by the cautionary statements set forth above and elsewhere in this prospectus and in other reports filed by us with the SEC.
USE OF PROCEEDS
     This prospectus relates to our common stock to be offered for sale for the account of the selling security holders named under the caption “Selling Security Holders” in this prospectus and any amendment to this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling security holders.
SELLING SECURITY HOLDERS
     Jerome C. Artigliere is a selling security holder with respect to up to 601,719 shares of our common stock that were issued to him under the terms of a legal settlement among Mr. Artigliere, Clark & Martino, P.A. (“C&M”), Baker & Hostetler, LLP (“B&H”), Digital Angel Corporation (formerly known as Applied Digital Solutions, Inc.), VeriChip, Scott Silverman, Michael Krawitz and Kevin McLaughlin. On February 12, 2009, the parties entered into a settlement agreement, and, on March 3, 2009, in order to further clarify the terms of the settlement, the parties entered into a settlement agreement and general release, or the Settlement Agreement.
     C&M is a selling security holder with respect to up to 128,940 shares of our common stock that were issued to it under the terms of the Settlement Agreement.
     B&H is a selling security holder with respect to up to 128,940 shares of our common stock that were issued to it under the terms of the Settlement Agreement.
     Under the Settlement Agreement, among other things, we issued shares of our common stock to the selling security holders valued at $250,000. We delivered 859,599 shares of our common stock to an escrow agent for the benefit of the selling security holders. The number of shares was determined by dividing the $250,000 plus 20% by the volume weighted average price per share, or the VWAP, of our common stock as reported on the Nasdaq Global Market for the 10 consecutive trading day period preceding the execution date of the Settlement Agreement.
     The ultimate number of shares to be distributed to the selling security holders will be determined by the VWAP at the time of the distribution. If the value of the shares exceeds $250,000 on the effective date of this registration statement, the overage shares will be returned to us. If the value of the shares is less than $250,000 on the effective date of this registration statement, we will be required to issue additional shares to the selling security holders to cover the difference. If this registration statement is not declared effective by September 3, 2009, the selling security holders will be entitled to shares of our common stock valued at $250,000 plus 20%, or $300,000, and we will be required to issue additional shares to the selling security holders to cover any difference between this value and the number of shares originally issued. Similarly, the selling security holders must return to us those shares representing the excess value.
     The table below lists the following information with respect to each of the selling security holders: (i) the selling security holder’s name; (ii) the number of outstanding shares of common stock beneficially owned by the selling security holder prior to this offering; (iii) the number of shares of common stock offered by the selling security holder in this offering; (iv) the number of shares of common stock to be beneficially owned by the selling security holder after the completion of this offering, assuming the sale of all of the shares of common stock offered by the selling security holder; and (v) the percentage of outstanding shares of common stock to be beneficially owned by the selling security holder after the completion of this offering, assuming the sale of all of the shares of common stock offered by the selling security holder.

     Information presented in the table below is from the selling security holders, the reports furnished to us under rules of the SEC, and our stock ownership records. The selling security holders have not had, within the past three years, any position, office or other material relationships with us other than as disclosed above and elsewhere herein.
     The aggregate number of shares of our common stock in this offering constitutes approximately 6.1% of the outstanding shares of our common stock, based on 14,110,179 shares of common stock outstanding as of April 15, 2009. Beneficial ownership is determined under the SEC’s rules, and generally includes voting or investment power with respect to securities.
     The selling security holders may, from time to time, sell all, some or none of their shares in this offering. See “Plan of Distribution” below. No estimate can be given as to the number of shares that will be held by the selling security holders after completion of this offering because the selling security holders may offer some or all of the shares, and, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. The selling security holders are not broker-dealers or affiliates of a broker-dealer.

	Shares Owned
	Prior to the		Number of Shares		Shares Owned
Selling Security Holder	Offering		Offered Hereby		After the Offering
					Number	%
Jerome C. Artigliere	601,719	(1)	601,719	(1)	—	—

Baker & Hostetler, LLP	128,940	(1)	128,940	(1)	—	—

Clark & Martino, P.A.	128,940	(1)	128,940	(1)	—	—

Total	859,599		859,599		—	—

(1)	Represents shares issued in the name of such selling security holder under the Settlement Agreement.
     To our knowledge, the preceding table represents the holdings by the selling security holders. Information concerning the selling security holders may change from time to time, which changed information will be set forth in supplements to this prospectus if and when necessary. Because the selling security holders may offer all or some of the common stock that they hold, we can only give an estimate as to the amount of common stock that will be held by the selling security holders upon the termination of this offering. See “Plan of Distribution.”

PLAN OF DISTRIBUTION
     The selling security holders or any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date of this prospectus;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling security holders may also sell shares that qualify for sale pursuant to Rule 144 under the Securities Act, rather than under this prospectus. In effecting sales, broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices other than related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares commissions as described above.
     The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus pursuant to Rule 424(b)(3) or other applicable provision of the Securities Act amending the selling security holders’ list to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.
     The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
     The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We will receive no portion of the proceeds from the sale of the shares and will bear all of the costs relating to the registration of this offering (other than any fees and expenses of counsel for the selling security holders). Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the shares will be borne by the selling security holders. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

     We have agreed to use commercially reasonable efforts to register or qualify the shares being registered hereunder for the selling security holders under the securities or “blue sky” law of such jurisdictions within the United States as they request.
     We have agreed to indemnify the selling security holders against certain liabilities, including certain liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
     We have agreed with the selling security holders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus for such security holders have been disposed of pursuant to and in accordance with the registration statement or until such earlier time that we reasonably determine, based on the advice of counsel, that each such selling security holder, acting independently of all other selling security holders, will be eligible to sell under Rule 144 of the Securities Act all shares covered by this prospectus then owned by such selling security holder immediately following the termination of the effectiveness of the registration statement of which this prospectus forms a part.
     Our shares of common stock are listed on the Nasdaq Global Market under the symbol “CHIP.” On February 27, 2009, we filed an application to transfer the listing of our common stock from the Nasdaq Global Market to the Nasdaq Capital Market. On March 5, 2009, we received a notice from Nasdaq indicating that we had not evidenced compliance with the $10 million in stockholders’ equity requirement for continued listing on the Nasdaq Global Market under Marketplace Rule 4450(a)(3), and that we do not currently meet the requirements for continued listing on The Nasdaq Capital Market because our stockholders’ equity at December 31, 2008 of $2.4 million is below the $2.5 million requirement under Marketplace Rule 4310(c)(3). As a result, our securities are subject to delisting. We appealed the Nasdaq staff’s determination and requested an oral hearing before a Nasdaq Listing Qualifications Panel, which temporarily stayed the delisting of our common stock. Our hearing is scheduled for April 23, 2009. When that hearing takes place, we intend to seek a transfer of our listing to the Nasdaq Capital Market, based on the $4.5 million deferred gain on our balance sheet resulting from our sale of Xmark in July 2008.
     UNDER THE SECURITIES LAWS OF SOME STATES, THE SHARES OF COMMON STOCK MAY BE SOLD IN SUCH STATES ONLY THROUGH REGISTERED OR LICENSED BROKERS OR DEALERS. IN ADDITION, IN SOME STATES, THE SHARES OF COMMON STOCK MAY NOT BE SOLD UNLESS SUCH SHARES HAVE BEEN REGISTERED OR QUALIFIED FOR SALE IN SUCH STATE OR AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE AND IS COMPLIED WITH.

LEGAL MATTERS
     The validity of the securities offered hereby will be passed on for us by Holland & Knight LLP, One East Broward Boulevard, Suite 1300, Fort Lauderdale, Florida 33301.
EXPERTS
     The consolidated financial statements incorporated by reference in this prospectus from VeriChip Corporation’s Annual Report on Form 10-K filed with the SEC on February 12, 2009 have been audited by Eisner LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference, which reports express an unqualified opinion on the financial statements, which included language relating to VeriChip’s sale of Xmark in 2008 and classified as discontinued operations and the implementation of FIN 48, and have been incorporated herein by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
INDEMNIFICATION
     Under Section 145 of the Delaware General Corporation Law, or the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
     Section 145 also provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
     Notwithstanding the instances outlined above where a corporation may indemnify its current and former directors and officers, a corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such. Correspondingly, we have purchased and maintain insurance on behalf of our directors and officers against any liability asserted against such directors and officers in their capacities as such.
     Our certificate of incorporation and by-laws provide that we shall indemnify, to the full extent permitted by law, any of our current or former directors or officers and that we may indemnify, to the full extent permitted by law, any of our current or former employees or agents against all expense, liability and loss incurred as a result of such service, or as a result of any other service on our behalf, or service at our request as a director, officer, employee member of agent of another corporation, partnership, joint venture, trust or other enterprise.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
     We have filed a registration statement, of which this prospectus is a part, with the SEC under the Securities Act with respect to our common stock. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. For further information pertaining to us and our common stock, we refer you to our registration statement and the exhibits thereto, copies of which may be inspected without charge at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information concerning the operation of the SEC’s Public Reference Room is available by calling the SEC at 1-800-SEC-0330. Copies of all or any part of the registration statement may be obtained at prescribed rates from the SEC. The SEC also makes our filings available to the public on its Internet site (http://www.sec.gov). Quotations relating to our common stock appear on Nasdaq, and such reports, proxy statements and other information concerning us can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20006.
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Such periodic reports, proxy and information statements and other information are available for inspection and copying at the public reference facilities and Internet site of the SEC referred to above.
Website Access to Information and Disclosure of Web Access to Company Reports
     Our website address is: http://www.verichipcorp.com. We make available free of charge through our website our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, Forms 3, 4 and 5 and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC.

DOCUMENTS INCORPORATED BY REFERENCE
     We incorporate by reference into this prospectus the information in documents we file with the SEC, which means we can disclose important information to you through those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus has updated the information incorporated by reference and some information filed subsequently with the SEC will automatically update this prospectus. We incorporate by reference:
(a)	Our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on February 12, 2009;

(b)	Our Current Report on Form 8-K filed with the SEC on January 6, 2009;

(c)	Our Current Report on Form 8-K filed with the SEC on March 4, 2009;

(d)	Our Current Report on Form 8-K filed with the SEC on March 11, 2009;

(e)	Our Current Report on Form 8-K filed with the SEC on March 18, 2009;

(f)	Our Current Report on Form 8-K filed with the SEC on March 30, 2009;

(g)	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 17, 2008;

(h)	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on November 18, 2008; and

(i)	The description of our common stock contained in the registration statement on Form 8-A/A, filed with the SEC pursuant to the Exchange Act on February 6, 2007, including any amendments or reports filed for the purposes of updating the description of our common stock.
     All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to effectiveness of the registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents; provided, however, that we are not incorporating by reference any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.
     To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall control. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement of which this prospectus is a part. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement of which this prospectus is a part.
     YOU MAY REQUEST, EITHER ORALLY OR IN WRITING, AND WE WILL PROVIDE, A COPY OF THOSE FILINGS, INCLUDING ANY EXHIBITS THAT ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, AT NO COST BY CONTACTING WILLIAM J. CARAGOL, OUR SECRETARY, AT VERICHIP CORPORATION, 1690 SOUTH CONGRESS AVENUE, SUITE 200, DELRAY BEACH, FLORIDA 33445, OR BY CALLING (561) 805-8008.

     We have not authorized anyone to give any information or to make any representation concerning this offering except the information and representations which are contained in this prospectus or which are incorporated by reference in this prospectus. If anyone gives or makes any other information or representation, you should not rely on it. This prospectus is not an offer to sell, or a solicitation of an offer to purchase, any securities other than those to which it relates, nor does it constitute an offer to sell or a solicitation of an offer to purchase by any person in any circumstances in which an offer or solicitation is unlawful. You should not interpret the delivery of this prospectus or any sale made hereunder as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that the information in this prospectus may change after this date.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the expenses (other than underwriting discounts and commissions), which, other than the SEC registration fee, are estimates, payable by us in connection with the sale and distribution of the securities registered hereby**:

SEC Registration Fee	$22
Accounting Fees and Expenses	5,000	*
Legal Fees and Expenses	10,000	*
Printing Fees and Expenses	1,000	*
Miscellaneous Expenses	—
Total	$16,022

*	Estimated

**	The selling security holders will pay any sales commissions or underwriting discount and fees incurred in connection with the sale of shares registered hereunder.
Item 15. Indemnification of Directors and Officers
     Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
     Section 145 also provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     Notwithstanding the instances outlined above where a corporation may indemnify its current and former directors and officers, a corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such. Correspondingly, we have purchased and maintain insurance on behalf of our directors and officers against any liability asserted against such directors and officers in their capacities as such.
     Our certificate of incorporation and by-laws provide that we shall indemnify, to the full extent permitted by law, any of our current or former directors or officers and that we may indemnify, to the full extent permitted by law, any of our current or former employees or agents against all expense, liability and loss incurred as a result of such service, or as a result of any other service on our behalf, or service at our request as a director, officer, employee member of agent of another corporation, partnership, joint venture, trust or other enterprise.
Item 16. Exhibits.
     See Exhibit Index.
Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
               (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on April 17, 2009.

VERICHIP CORPORATION
By:	/s/ William J. Caragol
William J. Caragol
Acting Chief Financial Officer

POWER OF ATTORNEY
     The undersigned constitutes and appoints William J. Caragol as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 and any and all subsequent amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and each or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William J. Caragol (William J. Caragol)	Acting Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	April 17, 2009
/s/ Scott R. Silverman (Scott R. Silverman)	Executive Chairman of the Board of Directors	April 17, 2009
/s/ Jeffrey S. Cobb (Jeffrey S. Cobb)	Director	April 17, 2009
/s/ Barry M. Edelstein (Barry M. Edelstein)	Director	April 17, 2009
/s/ Michael E. Krawitz (Michael E. Krawitz)	Director	April 17, 2009

EXHIBIT INDEX

Exhibit
Number	Description

4.1
Form of Specimen Common Stock Certificate (previously filed with the SEC, on January 22, 2007, as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1/A No. 6 previously filed by VeriChip Corporation (Registration No. 333-130754, effective February 9, 2007) and incorporated herein by reference)

4.2
Second Amended and Restated Certificate of Incorporation of VeriChip Corporation filed with the Secretary of State of Delaware on December 18, 2006 (previously filed with the SEC, on December 26, 2006, as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A No. 4 previously filed by VeriChip Corporation (Registration No. 333-130754, effective February 9, 2007) and incorporated herein by reference)

4.3
Amended and Restated By-Laws adopted as of December 12, 2005 (previously filed with the SEC, on December 29, 2005, as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 previously filed by VeriChip Corporation (Registration No. 333-130754, effective February 9, 2007) and incorporated herein by reference)

5.1	Opinion of Holland & Knight LLP*

23.1	Consent of Eisner LLP*

23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*	Filed herewith

II-4